                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D. C. 20549
                      --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      --------------------------------
                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                            63-0661573
(State of Incorporation)                    (I.R.S. Employer Identification No.)


     ONE COMMERCE STREET, SUITE 800
       MONTGOMERY, ALABAMA 36104                                        (334) 240-5000
(Address of principal executive offices)                                (Telephone No.)
                      ---------------------------------

             NONSTATUTORY STOCK OPTIONS AND OPTION AGREEMENTS OF
                     COMMERCIAL BANCORP OF GEORGIA, INC.

                            (FULL TITLE OF PLANS)

                                        Copies to:

           W. Flake Oakley, IV                                     Michael D. Waters, Esquire
    Chief Financial Officer, Treasurer                           Miller, Hamilton, Snider & Odom
              and Secretary                                      One Commerce Street, Suite 802
          Post Office Box 1108                                      Montgomery, Alabama 36103
        Montgomery, Alabama 36102
 (Name and address of agent for service)

                                           CALCULATION OF REGISTRATION FEE (1)
=====================================================================================================
  Title of              Amount to be     Prop. Max.            Prop. Max.             Amount of Fee
  Securities to be      Registered       Offering Price Per    Aggregate Offering
  Registered                             Unit                  Price
- -----------------------------------------------------------------------------------------------------
  Common Stock par      177,038          $18.24(2)             $3,209,078.20          $1106.58
  value $2.50 per
  share
=====================================================================================================

(1)      Calculated pursuant to Rule 457(h)(1).

(2) The exercise price varies from $16.13 per share to $18.24 per share with $3,209,078.20 as the total price for all shares.

(3) The Registrant assumed all options to issue common stock of Commercial Bancorp of Georgia, Inc. ("CBG") pursuant to an Agreement and Plan of Merger dated as of December 21, 1995. Such options are held by 19 officers, directors, organizers, employees or former employees of CBG. The Registrant acquired CBG by Merger on July 3, 1996.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

                 (a)  The registrant's latest annual report filed pursuant to
                 Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's annual report referred to in (a) above.

                 (c) The description of the registrant's Common Stock contained in the registrant's registration statement on Form 8-A dated November 22, 1994, effective February 22, 1995.

         ITEM 4. Description of Securities.

         Not applicable.

         ITEM 5. Interests of Named Experts and Counsel.

         Certain legal issues respecting the shares of Common Stock of the registrant to be issued and the tax consequences upon issuance of such shares are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Post Office Box 46, Mobile, Alabama 36601. John C. H. Miller, Jr., a member of such firm, is a director of the registrant. Mr. Miller's firm performs legal services for the registrant. Mr. Miller currently owns 10,175 shares of registrant's Common stock and may acquire 10,000 shares pursuant to stock options. Other attorneys in such firm own shares of BancGroup Common Stock, but such shares are immaterial in amount.

         ITEM 6. Indemnification of Directors and Officers.

         Pursuant to Section 145 of the Delaware General Corporation Law, officers, directors, employees and agents of the registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the registrant, including reimbursement of certain expenses. In addition, the registrant maintains on officer's and director's an insurance policy and a separate indemnification agreement ("Indemnification Agreements") pursuant to which officers and directors of the registrant would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

         The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware

General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

         Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by
(i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

         The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification
Agreements: (i) BancGroup is under no obligation to advance expenses to a director or officer, and (ii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

         The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

         The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

         The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

         The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

         The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

         The benefits of the Indemnification Agreements would not be available if (i) the action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements);
(ii) the officer or director is paid for such expense or liability under an insurance policy; (iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or (v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

         The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended. BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

         ITEM 7. Exemption from Registration Claimed.

         Not applicable.

         ITEM 8. Exhibits.

Exhibit No.                                                         Description
- -----------                                                         -----------
4.1                                                         Stock Option Agreements for the issue of common stock to
                                                            Jerry Barfield, Jim Clausen, Michael Couch, Susan Hite, Craig
                                                            Jarvis, and Richard Sikes.

4.2                                                         Option Agreement for Paul Birkhead, Jim Clausen, Richard
                                                            Craven, Paul A. Duke, Carole E. Kendell, Larry Key, William
                                                            S. Pate, Chris A. Peifer, Richard Sikes, William W. Schultz,
                                                            Stan Taylor, Michael Tennant, Worth L. Thompson, and Issac H.
                                                            Willis.

4.3                                                         Amended and Restated Agreement and Plan of Merger dated as of
                                                            February 15, 1996 between The Colonial BancGroup, Inc. and
                                                            Southern Banking Corporation included as Exhibit 10(F) of the registrant's registration statement on Form S-4, registration
                                                            no. 333-01163, and incorporated herein by reference.

4.4                                                         Article 4 of the Restated Certificate of Incorporation of the
                                                            Registrant filed as Exhibit 4.1 to the Registrant's report on form 8-K dated February 21, 1995, and incorporated herein by reference.

4.5                                                         Article II of the Bylaws of the Registrant filed as Exhibit
                                                            4.2 to the Registrant's report on form 8-K dated February 21,
                                                            1995, and incorporated herein by reference.

4.6                                                         Dividend Reinvestment and Class A Common Stock Purchase Plan
                                                            of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of
                                                            June 10, 1986, filed as Exhibit 4(C) to the
                                                            Registrant's Registration Statement on

Exhibit No.                                                         Description
- -----------                                                         -----------
                                                            Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.

4.7                                                         Trust Indenture dated as of March 25, 1986, included as
                                                            Exhibit 4 to the Registrant's Amendment No. 1 to Registration
                                                            Statement on Form S-2, file number 33-4004, effective March
                                                            25, 1986, and incorporated herein by reference.

5                                                           Opinion of Messrs. Miller, Hamilton, Snider & Odom, L.L.C.

23.1                                                        Consent of Messrs. Miller, Hamilton, Snider & Odom, L.L.C.

23.2                                                        Consent of independent accountants, Coopers & Lybrand L.L.P.

24                                                          Power of Attorney, filed as Exhibit 24 to the registrant's
                                                            Registration Statement on Form S-4, Registration no. 333-
                                                            01345, and incorporated herein by reference.


         ITEM 9. Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs, (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 30th day of August, 1996.


                              THE COLONIAL BANCGROUP, INC.



                              BY:     /s/ Robert E. Lowder
                                 -----------------------------------------
                                       Its Chairman of the Board
                                       of Directors, President and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                                TITLE                             DATE
- ----------                                -----                             ----

/s/ Robert E. Lowder                      Chairman of the Board             **
- ---------------------------               of Directors, President
Robert E. Lowder                          and Chief Executive
                                          Officer



/s/ W. Flake Oakley, IV                   Chief Financial                   **
- ---------------------------               Officer, Secretary
W. Flake Oakley, IV                       and Treasurer (Principal
                                          Financial Officer and
                                          Principal Accounting
                                          Officer)





          *                                        Director                                  **
- --------------------------
Young J. Boozer



          *                                        Director                                  **
- --------------------------
William Britton



          *                                        Director                                  **
- --------------------------
Jerry J. Chesser



          *                                        Director                                  **
- --------------------------
Augustus K. Clements, III



         *                                         Director                                  **
- -------------------------
Robert C. Craft



                                                   Director
- -------------------------
Patrick F. Dye



        *                                          Director                                  **
- -------------------------
Clinton O. Holdbrooks



        *                                          Director                                  **
- -------------------------
D. B. Jones

       *                                                    Director                                  **
- -------------------------
Harold D. King



         *                                                  Director                                  **
- -------------------------
John Ed Mathison



         *                                                  Director                                  **
- -------------------------
Milton E. McGregor



         *                                                  Director                                  **
- -------------------------
John C. H. Miller, Jr.



        *                                                   Director                                  **
- -------------------------
Joe D. Mussafer



        *                                                   Director                                  **
- -------------------------
William E. Powell



                                                            Director                                  **
- --------------------------
Donald J. Prewitt



        *                                                   Director                                  **
- -------------------------
Jack H. Rainer



        *                                                   Director                                  **
- -------------------------
Frances E. Roper

        *                                                   Director                                  **
- -------------------------
Ed V. Welch


* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.



/s/ W. Flake Oakley, IV
- ---------------------------
W. Flake Oakley, IV
Attorney-in-Fact

**  Dated:  August 30, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                             Registration Statement

                                     Under

                           The Securities Act of 1933



                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)

                                                      EXHIBIT INDEX

Exhibit No.                                                         Description
- -----------                                                         -----------

4.1                                                         Stock Option Agreements for the issue of common stock to
                                                            Jerry Barfield, Jim Clausen, Michael Couch, Susan Hite, Craig
                                                            Jarvis, and Richard Sikes.

4.2                                                         Option Agreement for Paul Birkhead, Jim Clausen, Richard
                                                            Craven, Paul A. Duke, Carole E. Kendell, Larry Key, William
                                                            S. Pate, Chris A. Peifer, Richard Sikes, William W. Schultz,
                                                            Stan Taylor, Michael Tennant, Worth L. Thompson, and Issac H.
                                                            Willis.

4.3                                                         Amended and Restated Agreement and Plan of Merger dated as of
                                                            February 15, 1996 between The Colonial BancGroup, Inc. and
                                                            Southern Banking Corporation included as Exhibit 10(F) of the registrant's registration statement on Form S-4, registration
                                                            no. 333-01163, and incorporated herein by reference.

4.4                                                         Article 4 of the Restated Certificate of Incorporation of the
                                                            Registrant filed as Exhibit 4.1 to the Registrant's report on form 8-K dated February 21, 1995, and incorporated herein by reference.

4.5                                                         Article II of the Bylaws of the Registrant filed as Exhibit
                                                            4.2 to the Registrant's report on form 8-K dated February 21,
                                                            1995, and incorporated herein by reference.

4.6                                                         Dividend Reinvestment and Class A Common Stock Purchase Plan
                                                            of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of
                                                            June 10, 1986, filed as Exhibit 4(C) to the Registrant's
                                                            Registration Statement on



Exhibit No.                                                         Description
- -----------                                                         -----------

                                                            Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.

4.7                                                         Trust Indenture dated as of March 25, 1986, included as
                                                            Exhibit 4 to the Registrant's Amendment No. 1 to Registration
                                                            Statement on Form S-2, file number 33-4004, effective March
                                                            25, 1986, and incorporated herein by reference.


5                                                           Opinion of Messrs. Miller, Hamilton, Snider & Odom, L.L.C.

23.1                                                        Consent of Messrs. Miller, Hamilton, Snider & Odom, L.L.C.

23.2                                                        Consent of independent accountants, Coopers & Lybrand L.L.P.

24                                                          Power of Attorney, filed as Exhibit 24 to the registrant's
                                                            Registration Statement on Form S-4, Registration no. 333-
                                                            01345, and incorporated herein by reference.